Exhibit 23

Consent Of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-04947, 333-62599, 333-122221, 333-125040, 333-138102, and 333-176589) and Form S‑8 (Nos. 333-126228, 333-126230, 333-151066, and 333-176193) of FelCor Lodging Trust Incorporated of our report dated February 28, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers, LLP
Dallas, Texas
February 28, 2014